UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2009

Jarden Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13665	35-1828377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Theodore Fremd Avenue, Rye, New York		10580
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (914) 967-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Acquisition

On December 16, 2009, Jarden Corporation, a Delaware corporation (the “Company”), entered into a letter agreement (the “Offer Letter”) with Total S.A. (“Total”), pursuant to which the Company made an irrevocable and binding offer to enter into a Share Purchase Agreement (the “SPA”) with Total for the purchase of Total’s Mapa Spontex Baby Care and Home Care businesses (“Mapa Spontex”), through the acquisition of certain of Total’s subsidiaries (the “Acquired Companies”) for a purchase price of approximately $500 million in cash, less any indebtedness assumed, subject to certain adjustments (the “Acquisition”).

The Company’s obligation to enter into the SPA is subject to Total’s acceptance of the Company’s offer. Under French law, Total is not permitted to accept the Company’s offer or to enter into the binding SPA to sell the Acquired Companies until mandatory information and consultation procedures have been completed with certain workers’ representative bodies (the “Works Councils”). At the conclusion of this consultation process, the Works Councils will deliver an opinion on the Acquisition. However, the Works Councils have no power to veto the Acquisition and Total may accept the Company’s offer even if the Works Councils deliver a negative opinion on the Acquisition.

The Offer Letter expires on June 30, 2010. Between December 16, 2009 and the earlier of (i) the date on which Total and the Company enter into the SPA and (ii) June 30, 2010, Total has undertaken, among other things, not to solicit any proposals from, and not to enter into any negotiations or discussions with, any third party with respect to the sale of the shares or assets of the Acquired Companies and not to provide any confidential information to any third party regarding Mapa Spontex. In addition, during the same period Total has undertaken to cause Mapa Spontex, in general, to be conducted in the ordinary course of business consistent with past practice and, in particular, not to take certain actions without the prior written consent of the Company.

As soon as practicable after December 16, 2009, each of the parties has agreed, in general, to use its commercially reasonable efforts, among other things, to make all necessary and appropriate filings with, and to obtain required approvals and clearances from, applicable governmental authorities and, in particular, to make the appropriate filings with applicable antitrust authorities. The sale of the Acquired Companies by Total to the Company cannot be completed until the applicable waiting periods associated with such antitrust filings, including any extensions thereof, have expired or been terminated and applicable clearances have been obtained.

The SPA, if executed, will contain various representations, warranties and covenants and Total will agree to indemnify the Company for any breaches thereof, subject to specified time and amount limits and other exceptions.

No assurances can be given that the Acquisition will be consummated or, if such Acquisition is consummated, as to the final terms of such Acquisition. A copy of the Offer Letter and form of SPA is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Offer Letter and form of SPA and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by the complete text of the Offer Letter and form of SPA.

Employment Agreement Amendments

On December 16, 2009, the Company entered into an amendment to each of the respective amended and restated employment agreements of Martin E. Franklin, Chairman and Chief Executive Officer, Ian G.H. Ashken, Vice Chairman and Chief Financial Officer, and James E. Lillie, President and Chief Operating Officer. See Item 5.02 below, which is incorporated into this Item 1.01 by reference, for a description of such amendments.

Restricted Stock Agreements

On December 15, 2009, the Company also entered into restricted stock agreements with each of Messrs. Franklin, Ashken and Lillie. See Item 5.02 below, which is incorporated into this Item 1.01 by reference, for a description of such restricted stock agreements.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers; Compensatory Arrangements for Certain Officers.

(e)

Employment Agreement Amendments

On December 16, 2009, the Company entered into an amendment to each of the respective amended and restated employment agreements of Messrs. Franklin (the “Franklin Amendment”), Ashken (the “Ashken Amendment”), and Lillie (the “Lillie Amendment”, and together with the Franklin Amendment and the Ashken Amendment, the “Amendment Agreements”).

Pursuant to the respective Amendment Agreements, among other things, (i) the term of employment for each of Messrs. Franklin, Ashken and Lillie was extended through December 31, 2012, and (ii) each of Messrs. Franklin, Ashken and Lillie was given the right to receive a restricted stock grant on January 1, 2012. The Lillie Amendment also increases the base compensation for Mr. Lillie to $750,000 per year.

Copies of the Franklin Amendment, the Ashken Amendment and the Lillie Amendment are attached to this report as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Amendment Agreements is not intended to be complete and is qualified in its entirety by the complete text of the respective Amendment Agreements.

Restricted Stock Agreements

On December 15, 2009, the Company entered into restricted stock agreements with each of Messrs. Franklin, Ashken and Lillie pursuant to which the Company granted 330,000 shares of restricted stock (the “Franklin Shares”) to Mr. Franklin (the “Franklin Agreement”), 170,000 shares of restricted stock (the “Ashken Shares”) to Mr. Ashken (the “Ashken Agreement”), and 100,000 shares of restricted stock (the “Lillie Shares”, and together with the Franklin Shares and the Ashken Shares, the “Shares”) to Mr. Lillie (the “Lillie Agreement”, and together with the Franklin Agreement and the Ashken Agreement, the “Restricted Stock Agreements”). The Shares were granted under the Company’s 2009 Stock Incentive Plan. The Shares were immediately vested and not subject to any restrictions, except as set forth below.

Pursuant to each of the Restricted Stock Agreements, each of Messrs. Franklin, Ashken and Lillie is prohibited, until December 31, 2012, from offering, selling, transferring, contracting to sell, or otherwise disposing of, directly or indirectly, any of the Shares without prior written consent of the Company, subject to certain exceptions set forth in their respective Restricted Stock Agreements. The foregoing restrictions on transfer of the Shares will lapse upon the first to occur of (i) a termination of employment with the Company without cause, (ii) a termination of employment due to death or disability, or (iii) a change of control of the Company.

Copies of the Franklin Agreement, the Ashken Agreement and the Lillie Agreement are attached to this report as Exhibits 10.4, 10.5 and 10.6, respectively, and are incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Restricted Stock Agreements is not intended to be complete and is qualified in its entirety by the complete text of the respective Restricted Stock Agreements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter, dated December 16, 2009, by and between Jarden Corporation and Total S.A.

10.2	Amendment No. 1 to the Third Amended and Restated Employment Agreement, dated as of December 16, 2009, between the Company and Martin E. Franklin.

10.3	Amendment No. 1 to the Third Amended and Restated Employment Agreement, dated as of December 16, 2009, between the Company and Ian G.H. Ashken.

10.4	Amendment No. 1 to the Second Amended and Restated Employment Agreement, dated as of December 16, 2009, between the Company and James E. Lillie.

10.5	Restricted Stock Agreement, dated December 15, 2009, between the Company and Martin E. Franklin.

10.6	Restricted Stock Agreement, dated December 15, 2009, between the Company and Ian G.H. Ashken.

10.7	Restricted Stock Agreement, dated December 15, 2009, between the Company and James E. Lillie.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2009

JARDEN CORPORATION

By:	/S/ JOHN E. CAPPS
Name:	John E. Capps
Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Number	Exhibit

10.1	Offer Letter, dated December 16, 2009, by and between Jarden Corporation and Total S.A.

10.2	Amendment No. 1 to the Third Amended and Restated Employment Agreement, dated as of December 16, 2009, between the Company and Martin E. Franklin.

10.3	Amendment No. 1 to the Third Amended and Restated Employment Agreement, dated as of December 16, 2009, between the Company and Ian G.H. Ashken.

10.4	Amendment No. 1 to the Second Amended and Restated Employment Agreement, dated as of December 16, 2009, between the Company and James E. Lillie.

10.5	Restricted Stock Agreement, dated December 15, 2009, between the Company and Martin E. Franklin.

10.6	Restricted Stock Agreement, dated December 15, 2009, between the Company and Ian G.H. Ashken.

10.7	Restricted Stock Agreement, dated December 15, 2009, between the Company and James E. Lillie.